UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2600

Seattle, Washington 98101

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 25, 2011, we borrowed $10.0 million (“Tranche 2”) pursuant to the Loan and Security Agreement (the “Oxford Loan Agreement”) dated as of October 21, 2010 between us and Oxford Finance Corporation (“Oxford”). Pursuant to the Oxford Loan Agreement, Oxford agreed to lend us up to $20.0 million in two tranches of $10.0 million each. We borrowed the first tranche of $10.0 million (“Tranche 1”) on October 21, 2010. We may use the proceeds of Tranche 2 and any remaining proceeds from Tranche 1 for working capital and to fund our general business requirements. Tranche 2 bears interest at an annual fixed rate of 8.558%. Payments due under Tranche 2 are interest only, payable monthly, in arrears, through October 31, 2011. Beginning November 1, 2011, 36 payments of principal and interest are payable monthly, in arrears. All unpaid principal and accrued and unpaid interest on Tranche 2 are due and payable on October 21, 2014 (the “Maturity Date”).

We made a one-time facility fee payment to Oxford of $50,000 for Tranche 2. Upon the last payment date of the amounts borrowed under the Oxford Loan Agreement, whether on the Maturity Date, on the date of any prepayment or on the date of acceleration in the event of a default, we will be required to pay Oxford a final payment fee equal to 5.0% of Tranche 1 ($500,000) and 4.0% of Tranche 2 ($400,000).

On March 25, 2011, we also entered into a Second Amendment to Loan and Security Agreement (the “Second Amendment”) with Oxford to amend the prepayment provisions of the Oxford Loan Agreement. Prior to the Second Amendment, if we elected to prepay any outstanding amounts, the prepayment clause required us to prepay all, but not less than all, of the amounts outstanding under Tranche 1 and Tranche 2, and we were also required to pay a prepayment fee equal to 1.0% of the then-outstanding principal amounts of Tranche 1 and Tranche 2. As a result of the Second Amendment, we are now permitted to prepay all, but not less than all, of the outstanding principal and accrued and unpaid interest of either Tranche 1 or Tranche 2 at any time upon prior notice to Oxford and the payment of a fee equal to 1.0% of the then-outstanding principal amount of the tranche being prepaid.

Additional details of the Oxford Loan Agreement and Tranche 1 were previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2010, and are incorporated herein by reference.

The descriptions of Tranche 2 and the Second Amendment are qualified in their entirety by reference to the text of the Secured Promissory Note representing Tranche 2 and the Second Amendment, which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Oxford Loan Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Secured Promissory Note issued by Omeros Corporation to Oxford Finance Corporation on March 25, 2011

10.2	Second Amendment to Loan and Security Agreement, dated as of March 25, 2011, by and between Omeros Corporation and Oxford Finance Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos, M.D.
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and Chairman of the Board of Directors

Date: March 31, 2011

EXHIBIT INDEX

Exhibit Number	Description
10.1	Secured Promissory Note issued by Omeros Corporation to Oxford Finance Corporation on March 25, 2011

10.2	Second Amendment to Loan and Security Agreement, dated as of March 25, 2011, by and between Omeros Corporation and Oxford Finance Corporation